NEWS RELEASE
26533 Evergreen Rd., Suite 500 • Southfield, Michigan 48076
(800) 229-4125

For Immediate Release
February 4, 2016

Covisint Corporation Announces Third Quarter Fiscal 2016 Financial Results

DETROIT - February 4, 2016 -- Covisint Corporation (Nasdaq: COVS), the leading Cloud Platform for building Identity and Access Management (IAM) and Internet of Things (IoT) solutions, today announced financial results for the third quarter of fiscal 2016, which ended December 31, 2015.

"While Covisint’s total revenue for the quarter was in line with our expectations, we are disappointed with our results for subscription revenue. I remain confident that the steps we are taking are the right ones, however, results from the transition we embarked upon last year are taking longer to materialize,” said Covisint Chairman and CEO, Sam Inman. “We continue to make excellent progress in other areas of the business. In particular, we have made much more progress in a shorter period of time than we expected in enhancing the Covisint Cloud platform. We are also pleased with the progress we have made in redefining our brand and positioning our company in the marketplace.”

Third Quarter Fiscal 2016 Financial Highlights

Revenue

•	Total revenue was $19.2 million, a decrease of 12% compared to $21.8 million in the prior year period.

•
Subscription revenue was $15.3 million, a decrease of 3% compared to $15.7 million in the prior year period. Subscription revenue increased 9% excluding subscription revenue related to exited business.

•
Services revenue was $3.9 million, a decrease of 36% compared to $6.1 million in the prior year period. The decline is primarily attributable to the Company’s stated strategy to shift this business to certified service partners.

Profitability

•	GAAP gross margin was 54%, compared to 54% in the prior fiscal quarter and 34% in the prior year period.

•	Non-GAAP gross margin was 58%, compared to 59% in the prior fiscal quarter and 42% in the prior year period.

•	GAAP net loss was $4.1 million or ($0.10) per diluted share, compared to net loss of $7.0 million or ($0.18) per diluted share in the prior year.

•	Non-GAAP net loss was $3.8 million or ($0.09) per diluted share, compared to net loss of $4.3 million or ($0.11) per diluted share in the prior year.

Balance Sheet

•	The Company had $37.6 million in cash, cash equivalents at December 31, 2015, compared with $41.7 million at September 30, 2015.

Third Quarter Fiscal 2016 Business Highlights

•
Selected by a leading European Automotive OEM as their global standard for identity management. Through this new five-year, non-cancellable agreement, this customer will use Covisint's cloud identity management services as the core technology behind their digital transformation initiative, enabling faster and more secure information exchange across their ecosystem of over 100,000 people, systems and things.

•
Chief Security Officer, David Miller presented on securing the Internet of Things at Gartner Symposium/ITExpo. During the session titled “Simply Securing the IoT as Connectivity Complexity Continues to Mount”, Miller discussed how leveraging a secure cloud platform unlocks the value of IoT for complex, connected product initiatives.

•
Spoke on securing the connection between the cloud and car at the Connected Mobility Summit. The session addressed the security and privacy challenges to be expected as vehicles become part of the Internet of Things. Additionally, visitors were able to see live demonstrations on how the Covisint platform has enabled Hyundai’s Blue Link system in a Hyundai Sonata Eco.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), Covisint monitors non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share. Each of these financial measures excludes the impact of certain items (the impact of stock award compensation expense, the amortization and impairment of intangible assets and amounts incurred for capitalized internal software costs) and, therefore, has not been calculated in accordance with GAAP.

Covisint monitors these non-GAAP measures to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Covisint believes that these non-GAAP metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share. Furthermore, Covisint uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Covisint also believes that these non-GAAP measures provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods against other companies in its industry.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Conference Call and Webcast Information

Covisint management will hold a conference call at 5:00 p.m. (Eastern time) today to discuss these results. The U.S. toll free dial-in for the conference call is 1-877-407-4018, and the international dial-in number is 1-201-689-8471. No passcode is required. A live webcast of the conference call will also be available on the company's website at investors.covisint.com.

For those unable to participate in the conference call, a replay will be available after the conclusion of the earnings call on February 4, 2016, through February 11, 2016. The U.S. toll-free replay dial-in number is 1-877-870-5176 and the international replay dial-in number is 1-858-384-5517. The replay passcode is 13628057.

About Covisint Corporation

Covisint is the leading Cloud Platform for building Identity and Internet of Things (IoT) applications, and enables the identification, authorization and connection of complex networks of people, processes, systems and things.

Covisint's open, developer-friendly, enterprise-class Cloud Platform facilitates the rapid development and deployment of the Internet of Things (IoT), Identity Management (IdM) and Connected Supply Chain solutions - enabling customers to securely identify, authenticate and connect users, devices, applications and information. Covisint has been successfully operating globally at enterprise scale for more than 12 years. Today, the Covisint Platform enables more than 3,000 organizations to connect with more than 212,000 business partners and customers, and supports more than $4 billion in ecommerce transactions annually. Learn more at http://www.covisint.com/.

•	Covisint on Twitter

•	Covisint on LinkedIn

•	Covisint on Facebook

Forward-looking Statements

This press release contains forward-looking statements, including statements regarding Covisint's future financial performance, market growth, the demand for Covisint's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Covisint's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Covisint's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Covisint disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts; the extent we are able to maintain pricing with our customers at renewal; the continued growth of the market for our solutions; the success of our channel partner and certified partner strategies; competition from current competitors and new market entrants; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales for our solutions; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Covisint's reports filed with the SEC.

Investor Relations Contact
866.319.7659
investors@covisint.com

Media Contact
Brad Schechter
Vice President, Corporate Marketing, Covisint
248.483.2097
bschecht@covisint.com

For Sales and Marketing Information
Covisint Corporation, 26533 Evergreen Road, Suite 500, Southfield, MI 48076, 800-229-4125
http://www.covisint.com

COVISINT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	December 31, 2015	March 31, 2015
ASSETS
CURRENT ASSETS:
Cash	$37,615	$50,077
Accounts receivable, net	9,628	15,348
Deferred tax asset, net	41	16
Prepaid expenses	2,461	3,160
Other current assets	1,866	4,209
Total current assets	51,611	72,810
PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	8,642	8,809
CAPITALIZED SOFTWARE AND OTHER INTANGIBLE ASSETS, NET	10,600	10,646
OTHER:
Goodwill	25,385	25,385
Deferred costs	733	1,736
Deferred tax asset, net	1,350	1,528
Other assets	367	928
Total other assets	27,835	29,577
TOTAL ASSETS	$98,688	$121,842
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,038	$7,703
Accrued commissions	2,814	3,286
Deferred revenue	12,180	18,029
Accrued expenses	2,154	3,344
Deferred tax liability, net	1,495	1,597
Total current liabilities	23,681	33,959
DEFERRED REVENUE	1,642	3,914
ACCRUED LIABILITIES AND OTHER	2,542	2,622
Total liabilities	27,865	40,495
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Common Stock	—	—
Additional paid-in capital	161,418	157,004
Retained deficit	(90,417)	(75,633)
Accumulated other comprehensive loss	(178)	(24)
Total shareholders' equity	70,823	81,347
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$98,688	$121,842

COVISINT CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
REVENUE	$19,162	$21,755	$56,037	$65,077
COST OF REVENUE	8,822	14,384	27,068	43,976
GROSS PROFIT	10,340	7,371	28,969	21,101
	54%	34%	52%	32%
OPERATING EXPENSES:
Research and development	3,100	2,865	9,890	8,564
Sales and marketing	8,564	7,006	23,223	24,781
General and administrative	2,699	4,455	10,516	14,112
Total operating expenses	14,363	14,326	43,629	47,457
OPERATING LOSS	(4,023)	(6,955)	(14,660)	(26,356)
Other income (expense)	3	15	(28)	54
LOSS BEFORE INCOME TAXES	(4,020)	(6,940)	(14,688)	(26,302)
INCOME TAX PROVISION	52	21	96	79
NET LOSS	($4,072)	($6,961)	($14,784)	($26,381)

DILUTED EPS COMPUTATION
Numerator: Net loss	($4,072)	($6,961)	($14,784)	($26,381)
Denominator:
Weighted-average common shares outstanding	39,791	38,423	39,400	37,962
Dilutive effect of stock awards	—	—	—	—
Total shares	39,791	38,423	39,400	37,962
Diluted EPS	($0.10)	($0.18)	($0.38)	($0.69)

COVISINT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(In Thousands, Except Per Share Data)
(Unaudited)

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
Gross profit	$10,340	$7,371	$28,969	$21,101
Gross profit %	54%	34%	52%	32%
Adjustments:
Stock compensation expense—cost of revenue	15	(1)	68	583
% of total revenue	—%	—%	—%	1%
Cost of revenue—amortization of capitalized software	802	1,728	2,611	5,103
% of total revenue	4%	8%	5%	8%
Adjusted gross profit	$11,157	$9,098	$31,648	$26,787
Adjusted gross profit %	58%	42%	56%	41%

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
Cost of revenue	$8,822	$14,384	$27,068	$43,976
Adjustments:
Stock compensation expense	15	(1)	68	583
Cost of revenue - amortization of capitalized software	802	1,728	2,611	5,103

Cost of revenue, non-GAAP	$8,005	$12,657	$24,389	$38,290

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
Research and development	$3,100	$2,865	$9,890	$8,564
Adjustments:
Capitalized internal software costs	(1,039)	(869)	(2,565)	(2,298)
Stock compensation expense	23	55	76	149

Research and development, non-GAAP	$4,116	$3,679	$12,379	$10,713

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
Sales and marketing	$8,564	$7,006	$23,223	$24,781
Adjustments:
Stock compensation expense	69	424	410	1,369
Amortization of customer relationship agreements	—	77	—	294

Sales and marketing, non-GAAP	$8,495	$6,505	$22,813	$23,118

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
General and administrative	$2,699	$4,455	$10,516	$14,112
Adjustments:
Stock compensation expense	410	1,221	1,785	3,470

General and administrative, non-GAAP	$2,289	$3,234	$8,731	$10,642

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
Net loss	($4,072)	($6,961)	($14,784)	($26,381)
Adjustments:
Capitalized internal software costs	(1,039)	(869)	(2,565)	(2,298)
Stock compensation expense	517	1,699	2,339	5,571
Amortization of capitalized software and other intangibles	802	1,805	2,611	5,397
Net loss, non-GAAP	($3,792)	($4,326)	($12,399)	($17,711)

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014
Diluted EPS	($0.10)	($0.18)	($0.38)	($0.69)
Adjustments:
Capitalized internal software costs	(0.02)	(0.02)	(0.07)	(0.06)
Stock compensation expense	0.01	0.04	0.06	0.14
Amortization of capitalized software and other intangibles	0.02	0.05	0.07	0.14
Diluted EPS, non-GAAP	($0.09)	($0.11)	($0.32)	($0.47)

COVISINT CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	NINE MONTHS ENDED DECEMBER 31,
	2015	2014
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss	($14,784)	($26,381)
Adjustments to reconcile net loss to cash provided by (used in) operations:
Depreciation and amortization	5,144	7,091
Deferred income taxes	64	(8)
Stock award compensation	2,339	5,571
Net change in assets and liabilities, net of effects from currency fluctuations:
Accounts receivable	5,684	7,626
Other assets	4,611	2,713
Accounts payable and accrued expenses	(2,600)	105
Deferred revenue	(8,101)	(11,134)
Net cash (used in) operating activities	(7,643)	(14,417)
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchase of:
Property and equipment	(3,772)	(1,975)
Capitalized software	(2,565)	(2,298)
Proceeds from asset disposals	33	—
Net cash (used in) investing activities	(6,304)	(4,273)
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Cash payments from former parent company	—	23,999
Cash payments to former parent company	—	(13,879)
Vendor financing payments	(548)	—
Net proceeds from exercise of stock awards	2,074	2,404
Net cash provided by financing activities	1,526	12,524
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(41)	(45)
NET CHANGE IN CASH	(12,462)	(6,211)
CASH AT BEGINNING OF PERIOD	50,077	49,536
CASH AT END OF PERIOD	$37,615	$43,325